UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): July 25, 2019

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)
   Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 25, 2019, the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) appointed Amy L. Ladd, M.D. to the Board and the Compensation Committee of the Board (the “Compensation Committee”) effective as of August 1, 2019. The Board also increased the authorized number of members of the Board to ten (10), effective as of August 1, 2019.
Pursuant to the Company’s compensation program for its non-employee directors, Dr. Ladd will receive an annual cash retainer of $66,000 consisting of $60,000 general annual Board retainer and $6,000 additional annual retainer for service as a member of the Compensation Committee, which amounts will be prorated for her service through the end of 2019. On August 2, 2019, Dr. Ladd will receive, pursuant to the Company’s Amended and Restated 2010 Incentive Award Plan, initial grants of an option to purchase shares of the Company’s common stock with a value of $93,334 (“Stock Option Value”) and restricted stock units (“RSUs”) with a value of $93,334 (“RSU Value”). The number of shares underlying the stock option granted will be determined by dividing the Stock Option Value by one-third of the 60 trading-day average closing price of the Company’s common stock reported by Nasdaq through the last trading day of the month prior to the grant date (the “60 Trading-Day Average”). The number of RSUs granted will be determined by dividing the RSU Value by the 60 Trading-Day Average. Each grant will vest fully on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of stockholders following the grant date, subject to Dr. Ladd’s continued service to the Company through such date.

In addition, the Company will enter into its standard form of indemnity agreement with Dr. Ladd.
There are no transactions in which Dr. Ladd had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD.
A copy of the press release announcing the appointment of Dr. Ladd is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 29, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: July 29, 2019	By:	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Executive Vice President and Chief Financial Officer